Exhibit (h)(4)

GUIDESTONE FUNDS

AMENDMENT

TO

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is made as of the 8th day of July, 2009, by and between GuideStone Funds, a Delaware business trust (the “Trust”) and PNC Global Investment Servicing (U.S.) Inc., a Massachusetts corporation (“PNC”).

BACKGROUND:

A.	The Trust (formerly, AB Funds Trust) and PNC (formerly, PFPC Inc.) are parties to an Administration and Accounting Services Agreement dated as of August 27, 2001, as amended to date (the “Agreement”). This Amendment is an amendment to the Agreement.

B.	The Trust desires that PNC obtain certain securities valuation information (“Data”) from Markit North America, Inc. (“Markit”) in connection with the calculation of net asset values (NAV’s) for certain investment vehicles.

C.	The Trust understands and acknowledges that Markit requires each third party that utilizes or receives the benefit of PNC’s utilization of the Data to agree to certain terms and conditions in advance of its receipt of such Data.

D.	The Trust and PNC desire to amend the Agreement to accommodate the foregoing.

E.	This Background section and the Schedule to this Amendment are hereby incorporated by reference in and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	PNC has entered into an agreement with Markit for Markit to provide the Data for use with such Trust investment vehicles as set forth on Schedule A to this Amendment (as such Schedule A may be changed as set forth in the two succeeding sentences) (“Funds”). The Trust shall be entitled to change Schedule A to this Amendment upon written notice to PNC of such change. The Trust shall provide PNC with at least ten (10) PNC business days’ written notice of any change to Schedule A to this Amendment. For clarification, an investment vehicle shall not be considered a Fund, and PNC shall have no responsibility under this Amendment with respect to any investment vehicle, unless such investment vehicle is enumerated on the then-current Schedule A to this Amendment (including any change to such Schedule A made pursuant to the two preceding sentences). Notwithstanding anything to the contrary herein, PNC shall not be obligated to perform the services set forth in this Amendment unless an agreement, including all relevant order schedules and appendices thereto, between PNC and Markit for the provision of the Data is then-currently in effect.

2.	Unless the Trust directs PNC otherwise by Written Instructions, the Trust hereby authorizes and instructs PNC to: (a) receive from Markit the Data (in a format reasonably required by PNC) for each of the Funds; and (b) use such Data that PNC timely receives in all relevant calculations (e.g., NAV, etc.) for the Funds. PNC agrees to perform the foregoing services.

3.	The Trust hereby represents and warrants that the Valuation Committee of the Trust with responsibility for the Funds’ valuation has evaluated and approved the use of the Data for each of the Funds and believes such use to be consistent with (a) the security valuation procedures and policies adopted by the Board of Trustees and (b) the registration statement(s) of the Funds.

4.	Notwithstanding anything to the contrary in the Agreement, the Trust hereby agrees to indemnify, defend and hold PNC harmless from all claims, suits, actions, damages, losses, liabilities, obligations, costs and expenses (including attorneys’ fees and court costs, travel costs and other out-of-pocket costs) (collectively “Losses”) that arise directly or indirectly out of errors or defects in the Data or any use of the Data; provided, however, that the Trust shall not indemnify PNC for Losses to the extent (and only to the extent) caused directly by PNC’s failure to perform its obligations hereunder in accordance with the standard of care set forth in the Agreement.

5.	The Trust hereby agrees to the following terms:

Markit provides the Data for use by PNC in connection with the services provided by PNC under the Agreement. The Trust hereby acknowledges and agrees that with respect to the Data:

(i) the Trust shall have a personal, non-exclusive, revocable, non-transferable, non sub-licensable, license to use the limited excerpts Data only for internal use in connection with verifying its books and records.

(ii) the Trust shall be prohibited from:

a.	using the Data to create books of record;

b.	generating any advice, recommendations, guidance, publications or alerts made available to the Trust’s clients or other third parties. For the avoidance of doubt the Trust may not use the Data to create books of records;

c.	distributing, transferring, sub-licensing, renting, lending, transmitting, selling, re-circulating, repackaging, assigning, leasing, reselling, publishing or otherwise re-distributing, transferring, disclosing or making available all or any portion of the Data; and

d.	using the Data to develop, create or directly price any index (e.g., any composite financial index) or for any database, product or service.

(iii) the Trust shall be bound by any legends, disclaimers, and notices appearing from time to time in the Data;

(iv) each of Markit, its third party licensors and PNC hereby disclaim any and all warranties or representations as to, and none of Markit, its third party licensors or PNC shall have any liabilities to the Trust whether in contract, tort (including, but not limited to, negligence) or otherwise in relation to, the quality, fitness for purpose, completeness or accuracy of the Data or any data contained therein;

(v) Markit (and any third party service provider engaged by Markit in relation to the Data) is an intended third-party beneficiary of this Amendment;

(vi) PNC may terminate this Amendment immediately upon written notice to the Trust in the event of the termination of PNC’s right to sublicense the Data and for any material breach by the Trust of any term of this Amendment.

(vii) the Trust acknowledges the following:

a.	NEITHER MARKIT GROUP LIMITED, ITS AFFILIATES NOR ANY DATA PROVIDER MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, TIMELINESS OR COMPLETESS OF THE DATA OR SERVICES OR AS TO RESULTS TO BE ATTAINED BY THE TRUST OR OTHERS FROM THE USE OF THE DATA OR SERVICES, AND THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. MARKIT GROUP LIMITED, ITS AFFILIATES AND DATA PROVIDERS EXPRESSLY DISCLAIMS ANY CONDITION OF QUALITY AND ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE TRUST HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY, GUARANTY OR REPRESENTATION MADE BY MARKIT GROUP LIMITED, ITS AFFILIATES OR ANY DATA PROVIDER.

b.

NEITHER MARKIT GROUP LIMITED, ITS AFFILIATES NOR ANY OTHER PERSON OR ENTITY SHALL IN ANY WAY BE LIABLE TO THE USER OF THIS DATA (OR DOCUMENT) OR ANY CLIENT OF SUCH USER FOR ANY INACCURACIES, ERRORS OR OMISSIONS, REGARDLESS OF CAUSE, IN THE DATA AVAILABLE ON THIS DOCUMENT OR FOR

ANY DAMAGES (WHETHER DIRECT OR INDIRECT) RESULTING THEREFROM. UNDER NO CIRCUMSTANCES WILL MARKIT GROUP LIMITED, ITS AFFILIATES AND DATA PROVIDERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR LOST PROFITS DAMAGES WITH RESPECT TO THE USE OF THIS DATA (OR DOCUMENT OR THE INFORMATION AVAILABLE HEREIN), REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

6.	A party may terminate this Amendment on ten (10) day’s written notice to the other party. Termination of this Amendment shall not constitute a waiver of any rights, obligations or remedies of a party with respect to services performed or fees or expenses incurred prior to such termination of the Amendment. Termination of this Amendment shall not terminate the Agreement.

7.	As compensation for services rendered by PNC during the term of this Amendment, the Trust will pay to PNC a fee or fees as may be agreed to in writing by the Trust and PNC, which shall be in addition to and not in lieu of any fees payable to PNC under the terms of the Agreement. In addition, the Trust shall be responsible to reimburse PNC for the expenses corresponding to Markit’s provision of the Data to PNC.

8.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GUIDESTONE FUNDS

By:
Name:
Title:

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Name:
Title:

Schedule A

List of Funds

DATE TARGET FUNDS

MyDestination 2005 Fund

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

ASSET ALLOCATION FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

Conservative Allocation Fund I

Balanced Allocation Fund I

Growth Allocation Fund I

Aggressive Allocation Fund I

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Global Bond Fund

Equity Index Fund

Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Fund